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                                                                     EXHIBIT (g)



                          INVESTMENT ADVISORY AGREEMENT


                  AGREEMENT made the ___th day of [September,] 1998, by and between Wynstone Partners, L.P., a Delaware limited partnership (the "Partnership"), and CIBC Oppenheimer Advisers, L.L.C., a Delaware limited liability company (the "Adviser"):

                              W I T N E S S E T H:

                  WHEREAS, the Partnership intends to engage in business as a closed-end, non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will engage in the business of acting as an investment adviser; and

                  WHEREAS, the Partnership desires to retain the Adviser to render investment advisory services to the Partnership in the manner and on the terms and conditions hereinafter set forth; and

                  WHEREAS, the Adviser desires to be retained to perform such services on said terms and conditions:

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Partnership and the Adviser agree as follows:

                  1. The Partnership hereby retains the Adviser to act as its investment adviser and, subject to the supervision and control of the Individual General Partners of the Partnership (the "IGPs"), to manage the investment activities of the Partnership as hereinafter set forth. Without limiting the generality of the foregoing, the Adviser shall: obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Partnership in a manner consistent with the investment objective, policies and restrictions of the Partnership, as set forth in the Confidential Memorandum of the Partnership and as may be adopted from time to time by the IGPs, and applicable laws and regulations; determine the securities to be purchased, sold or otherwise disposed of by the Partnership and the timing of such purchases, sales and dispositions; and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Partnership, as the Adviser shall deem necessary or appropriate. The Adviser shall furnish to or place at the disposal of the Partnership such of the information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties as the Partnership may, from time to time, reasonably request.

                  2. Without limiting the generality of paragraph 1 hereof, the Adviser shall be authorized to open, maintain and close accounts in the name and on behalf of the Partnership with brokers and dealers as it determines are appropriate; to select and place
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orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Partnership on such terms as the Adviser considers appropriate and which are consistent with the policies of the Partnership; and, subject to any policies adopted by the IGPs and to the provisions of applicable law, to agree to such commissions, fees and other charges on behalf of the Partnership as it shall deem reasonable in the circumstances taking into account all such factors as it deems relevant (including the quality of research and other services made available to it even if such services are not for the exclusive benefit of the Partnership and the cost of such services does not represent the lowest cost available) and shall be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the federal securities laws. The Adviser may use, subject to such procedures as may be adopted by the IGPs, affiliates of the Adviser as brokers to effect the Partnership's securities transactions and the Partnership may pay such commissions to such brokers in such amounts as are permissible under applicable law.

                  3. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Adviser or furnished to the Partnership under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser or made available to the Adviser by its members.

                  4. The Partnership will, from time to time, furnish or otherwise make available to the Adviser such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Partnership as the Adviser may reasonably require in order to discharge its duties and obligations hereunder.

                  5. The Adviser shall bear the cost of rendering the services to be performed by it under this Agreement.

                  6. The Partnership assumes and shall pay or cause to be paid all expenses of the Partnership not expressly assumed by the Adviser under this Agreement, including without limitation: all costs and expenses directly related to portfolio transactions and positions for the Partnership's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in investment funds; all costs and expenses associated with the organization and registration of the Partnership, certain offering costs and the costs of compliance with any applicable Federal or state laws; attorneys' fees and disbursements associated with updating the Partnership's Confidential Memorandum and subscription documents (the "Offering Materials"); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys' fees and disbursements associated with the review of subscription documents executed and delivered to the Partnership in connection with offerings of interests in the Partnership of the Partnership; the costs and expenses of holding meetings of the IGPs and any meetings of limited partners of the Partnership; fees and disbursements of any attorneys,



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accountants, auditors and other consultants and professionals engaged on behalf of the Partnership; the administrative services fee paid to CIBC Oppenheimer Corp. pursuant to the Administrative Services Agreement and the fees of custodians and persons providing administrative services to the Partnership; the costs of a fidelity bond and any liability insurance obtained on behalf of the Partnership or the IGPs; all expenses of computing the Partnership's net asset value, including any equipment or services obtained for these purposes; and all charges for equipment or services used in communicating information regarding the Partnership's transactions among the Adviser and any custodian or other agent engaged by the Partnership.

                  7. As full compensation for the services provided to the Partnership and the expenses assumed by the Adviser under this Agreement, the Adviser shall be entitled to be the Special Advisory Limited Partner of the Partnership pursuant to the terms of the Limited Partnership Agreement of the Partnership (the "Partnership Agreement"). As the Special Advisory Limited Partner, the Adviser shall be entitled to receive an incentive allocation in accordance with the terms and conditions of Section 5.8 of the Partnership Agreement.

                  8. The Adviser will use its best efforts in the supervision and management of the investment activities of the Partnership and in providing services hereunder, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, neither the Adviser nor any of its members, directors, officers or employees thereof, nor any of their affiliates, executors, heirs, assigns, successors or other legal representatives (collectively, the "Affiliates") shall be liable to the Partnership for any error of judgment for any mistake of law or for any act or omission by the Adviser and its Affiliates.

                  9. (a) The Partnership shall indemnify the Adviser, its members, directors, officers or employees and any of their affiliates, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Partnership, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties, and in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following:
(i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the IGPs who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the IGPs in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Partnership shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event it or he receives any such advance, it or he



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shall reimburse the Partnership for such fees, costs and expenses to the extent that it shall be determined that it or he was not entitled to indemnification under this paragraph 9.

                  (b) Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph 9 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal Securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph 9 to the fullest extent permitted by law.

                  10. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from acting as investment adviser or manager for any other person, firm or corporation and, except as required by applicable law (including Rule 17j-1 under the 1940 Act), shall not in any way bind or restrict the Adviser or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any member, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

                  11. This Agreement shall remain in effect for an initial term expiring [September ___,] 2000, and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Partnership, as defined by the 1940 Act and the rules thereunder, or by the IGPs; and provided that in either event such continuance is also approved by a majority of the IGPs who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent IGPs"), by vote cast in person at a meeting called for the purpose of voting on such approval. The Partnership may at any time, without payment of any penalty, terminate this Agreement upon sixty days' prior written notice to the Adviser, either by majority vote of the IGPs or by the vote of a majority of the outstanding voting securities of the Partnership (as defined by the 1940 Act and the rules thereunder). The Adviser may at any time, without payment of penalty, terminate this Agreement upon sixty days' prior written notice to the Partnership. This Agreement shall automatically terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission.

                  12. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

                  13. This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the IGPs and by a majority of the Independent IGPs in accordance with the provisions of Section 15(c) of the 1940 Act and the



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rules thereunder. If required by the 1940 Act, any amendment shall also be required to be approved by such vote of limited partners of the Partnership as is required by the 1940 Act and the rules thereunder.

                  14. This Agreement shall be construed in accordance with the laws of the state of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  15. The Partnership represents that this Agreement has been duly approved by the IGPs, including a majority of the Independent IGPs, and by the sole initial limited partner of the Partnership, in accordance with the requirements of the 1940 Act and the rules thereunder.

                  16. The parties to this Agreement agree that the obligations of the Partnership under this Agreement shall not be binding upon any of the IGPs, limited partners of the Partnership or any officers, employees or agents, whether past, present or future, of the Partnership, individually, but are binding only upon the assets and property of the Partnership.




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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement on the day and year first above written.


                                       WYNSTONE PARTNERS, L.P.



                                       By:
                                           ----------------------------------
Attest:                                    Name:
      -------------------------            Title:  Individual General Partner

                                           CIBC OPPENHEIMER ADVISERS, L.L.C.

                                       By: CIBC Oppenheimer Corp.,
                                           its Managing Member



                                       By:
                                           ----------------------------------
Attest:                                    Howard M. Singer
      ------------------------             Managing Director




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